ASSIGNMENT OF LICENSE AND SUPPLY AGREEMENT
AND
CONSENT TO ASSIGNMENT

THIS ASSIGNMENT OF LICENSE AND SUPPLY AGREEMENT AND CONSENT TO ASSIGNMENT (as amended, restated, supplemented or otherwise modified from time to time, this "**Assignment and Consent**") is made and entered into as of October __, 2007, by DIET COFFEE, INC., a Delaware corporation having an address at 16 East 40th Street, New York, New York 10016, Telecopy No.: ___________ (the "**Licensee**") and JASON RYU, an individual residing at 21 Veterans Way, Edgewater, New Jersey, Telecopy No.: ___________ (the "**Licensor**"), in favor of STAR FUNDING, INC., a New York corporation ("**Star**"), having an address at 237 West 37th Street, New York, New York 10018, Telecopy No.: ___________..

W I T N E S S E T H:

WHEREAS, Licensor and Licensee have entered into a License and Supply Agreement dated as of May 18, 2007 (as it may have been or may hereafter be amended restated, supplemented or otherwise modified, the "**License Agreement**"), pursuant to which Licensor has licensed to Licensee the Licensed Product and Patent Rights described therein and has granted to Licensee an exclusive commercial license to make, have made, use, lease and/or sell the Licensed Product in the Territory described therein; and

WHEREAS, Licensee intends to engage in the manufacturing, distribution, leasing and sale of the Licensed Product in the Territory through Zevotek Inc., a Delaware corporation that is a wholly-owned subsidiary of Licensee ("**Zevotek**"); and

WHEREAS, Zevotek is entering into a Supply Agreement and a Factoring Agreement, each dated as of the date hereof, with Star (said Supply Agreement and Factoring Agreement, as they may be amended, restated, supplemented or otherwise modified from time to time, together with any related instruments and documents, herein collectively called the "**Star Agreements**" and each a "**Star Agreement**"), pursuant to which Star is agreeing to provide to Zevotek certain goods (including but not limited to the Licensed Product), factor certain of its accounts receivable (including but not limited to accounts arising from the sale of the Licensed Product), and offer certain financial accommodations (including without limitation accommodations to finance the manufacturing, leasing and sale of Licensed Product), as more fully described therein, all subject to the terms and conditions thereof (the supply, factoring and financial arrangements to be provided by Star to Zevotek pursuant to the Star Agreements herein collectively called the "**Accommodations**"); and

WHEREAS, Licensor is executing a Guarantee of even date herewith in favor of Star (the "**Guarantee**"), pursuant to which it is fully and unconditionally guaranteeing the payment and performance in full when due of all of Zevotek's obligations to Star under the Star Agreements; and

WHEREAS, Star is not willing to provide any Accommodations to Zevotek unless Licensee assigns its rights, privileges, powers and interests in, to and under the License

Agreement to Star as additional security for Licensee's obligations under the Guarantee and grants Star a sublicense in the Licensed Product and Patent Rights for the purposes specified below; and

WHEREAS, Licensor has determined that the Accommodations will facilitate the performance by Licensee of its obligations under the License Agreement and accordingly it is in his best interest to consent to such assignment and sublicense;

NOW, THEREFORE, in order to induce Star to enter into the Star Agreements and make Accommodations available to Zevotek thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby covenant and agree as follows for the benefit of Star:

1. A true, correct and complete copy of the License Agreement, together with copies of all amendments, modifications or supplements thereto, are attached hereto as **Exhibit A**. The License Agreement has not otherwise been amended, supplemented or otherwise modified as of the date hereof, is in full force and effect on the date hereof, and evidences the entire agreement between Licensor and Licensee with respect to the subject matter thereof. Neither party to the License Agreement has asserted or knows of any reason to assert, that the other party is in default under the License Agreement.

2. Licensor hereby assigns to Star, as security for its obligations under the Guarantee, and grants to Star as security for such obligations a security interest in, all of Licensor's right, title and interest in, to and under the License Agreement, fully intending that during the continuance of an event of default under any of the Star Agreements Star or any of its designees shall have the same rights and powers and be entitled to the benefits under the License Agreement to the same degree and extent as though the License Agreement had named Star or such designee as the Licensee thereunder. Nothing herein contained shall be construed to constitute Star as Licensee's agent for any purpose whatsoever and Star does not, by anything contained herein or in any assignment or otherwise, assume Licensee's obligations under the License Agreement or any agreement relating thereto, and Star shall not be responsible in any way for Licensee's performance of any of the terms and conditions thereof.

3. For the purpose of enabling Star to supply Licensed Product under the Star Agreements, Licensee hereby grants to Star an irrevocable, non-exclusive sublicense, exercisable without payment of royalty or other compensation to Licensee or Licensor, to manufacture and sell the Licensed Product in accordance with the terms of the Star Agreements, and to use the Patent Rights in connection with such permitted manufacturing and sales. Licensee shall provide to Star reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

4. For the purpose of enabling Star to exercise its rights and remedies under the Star Agreements, Licensee hereby grants to Star, effective upon the occurrence and during the continuance of an event of default under any Star Agreement and notice by Star that it desires to exercise such rights and remedies, an irrevocable, exclusive sublicense, exercisable without payment of royalty or other compensation to Licensee or Licensor, to sell, lease, transfer, assign or otherwise dispose of the collateral consisting of Licensed Product, including in such

sublicense reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

5. Notwithstanding anything to the contrary contained in the License Agreement or any other instrument or document, Licensor hereby (a) confirms that Zevotek is authorized to make, have made, use, lease and /or sell the Licensed Product in the Territory under the License Agreement and use the Patent Rights in connection therewith, (b) consents to the collateral assignment by Licensee to Star of Licensee's right, title and interest in, to and under the License Agreement pursuant to Section 2 hereof, and (c) consents to the grant by Licensee to Star of a sublicense pursuant to, and for the purposes specified in, Sections 3 and 4 hereof.

6. Licensor and Licensee hereby agree that upon the occurrence and during the continuance of an event of default under any Star Agreement, Star shall have the right, in its sole discretion, to either substitute itself or one of its affiliates as Licensee under the License Agreement or assign the rights, title and interests of Licensee in, to and under the License Agreement to a third party designated by Star, by delivery of a written notice to that effect (an "**Exercise Notice**") to Licensor.

7. Licensor and Licensee each agree that, in the event Star delivers an Exercise Notice to Licensor, (i) Licensor will continue to perform all of his obligations under the License Agreement for the benefit of Star or its designee pursuant to and in accordance with the terms of the License Agreement, notwithstanding any counterclaim, right of set-off, defense or like right Licensor may have against Licensee when it receives such notice and notwithstanding Licensee's default under or breach of the License Agreement, (ii) Licensee will no longer have any rights or benefits under the License Agreement and will no longer claim any rights to make, have made, distribute, use, lease or sell the Licensed Product, and (iii) Licensee shall continue to be responsible for any obligation or liability it may have to Licensor under or in connection with the License Agreement when Star delivers the Exercise Notice.

8. Until Star has delivered an Exercise Notice, Licensee shall have the right to exercise any of its rights under the License Agreement; provided, however, that Licensee and Licensor each agrees not to do, or allow to be done, any of the following acts without the prior written consent of Star: (a) cancel, surrender or terminate the License Agreement, except as expressly permitted by the terms of the License Agreement; (b) amend or modify the material terms of the License Agreement; (c) assign the License Agreement or any portion thereof; or (d) fail to perform any material obligation in accordance with the provisions thereof. Any purported change, amendment, modification, surrender, termination or cancellation of the License Agreement without Star's prior written consent shall be null and void and of no force or effect. Licensor agrees that it will not terminate the License Agreement or cease to perform its obligations thereunder for any reason, including Licensee's failure to make any payments to Licensor, without giving prior written notice to Star of such intention to terminate or cease performing its obligations and allowing Star reasonable time (but in no event less than 30 days after Star's receipt of such written notice) to cure (at Star's discretion) any defaults as provided under the License Agreement.

9. Licensor acknowledges and agrees that the License Agreement, and any rights and claims it may have against Licensee or any of its assets thereunder or in connection therewith, are subject and subordinate in all respects to the Star Agreements, and any rights and claims Star may have against Licensee or any of its assets thereunder or in connection therewith.

10. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing (including by facsimile) and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by facsimile (with a copy sent contemporaneously by certified or registered United States mail, postage prepaid) confirmed by answer back acknowledged, addressed to the relevant party at its or his address specified in the preamble of this Assignment and Consent, or at such other address and such party may designate from time to time to the other parties hereto in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a business day; in the case of expedited prepaid delivery, upon the first attempted delivery on a business day, in the case of facsimile, upon completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) with receipt acknowledged by the recipient thereof.

11. The provisions hereof shall be binding upon and inure to the benefit of Licensor and Licensee and their successors and permitted assigns, and shall be binding upon and inure to the benefit of Star and its successors and assigns.

12. The unenforceability of any provision of this Assignment and Consent shall not affect the enforceability or validity of any other provision hereof.

13. All terms not otherwise defined herein shall have the respective meanings given to such terms in the License Agreement.

14. This Assignment and Consent may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Any counterpart may be executed by facsimile copy.

15. This Assignment and Consent shall terminate automatically without further action of the parties when the Accommodations have been terminated and Zevotek and Licensee have paid all of their respective obligations to Star in full in cash.

16. **This Assignment and Consent shall be governed by and construed and enforced in accordance with the laws of the State of New York. All courts of the State of New York and Federal courts sitting in New York, New York shall have non-exclusive jurisdiction over any actions arising under or relating to this Assignment and Consent. Each of the parties hereto agrees to submit to personal jurisdiction and to waive any objection as to venue in the courts of the State of New York and any Federal Courts sitting in New York, New York. Service of process on any party hereto in any action arising out of**

or relating to this Assignment and Consent shall be effective if mailed to such party as set forth in Section 10 hereof. Each party hereto irrevocably waives the right to trial by jury.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Consent as of the day and year first above written.

____
JASON RYU

DIET COFFEE, INC.

By: _______________________
Name: ADAM J. ENGEL
Title: C.E.O.

STAR FUNDING, INC.

By: _______________________
Name:
Title: CEO

EXHIBIT "A"

THE LICENSE AGREEMENT

Attached